UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, the Compensation Committee of the Board of Directors of Kohl’s Corporation (the “Company”) amended and restated the Company’s Annual Incentive Plan (the “Annual Incentive Plan”), which amends and restates the Annual Incentive Plan, adopted as of February 28, 2007 (the “Prior Plan”). The Annual Incentive Plan is intended to establish a correlation between the annual incentives awarded to its participants and the financial performance of the Company.

Under the Prior Plan, (i) participants were limited to the Company’s named executive officers and any other associates designated by the Compensation Committee; (ii) the performance goals contemplated for awards were one or more of comparable store sales, net income, net income per share, net sales, operating income, or return on investment; (iii) awards were based on a percentage of each participant’s salary; and (iv) there were a number of terms and conditions and limitations on the awards related in primary part to satisfying the performance-based compensation rules of Section 162(m) of the Internal Revenue Code Section of 1986, as amended (“Section 162(m)”).

Under the amended Annual Incentive Plan, (i) participants include executive officers or any other associates of the Company designated by either the Compensation Committee or the Chief Executive Officer (the “CEO”) of the Company; (ii) the Compensation Committee is permitted to grant awards based in part on any financial or performance measures as determined by the Compensation Committee; (iii) awards are based on a percentage of each participant’s salary or other fixed amount in some cases; (iv) for participants other than executive officers, the CEO may determine whether and to what extent awards may be adjusted subject to other payout criteria, including individual performance, line of business performance and/or location performance; and (v) many terms and conditions and limitations on the awards that were related to Section 162(m) were removed in light of the regulatory changes that eliminated the performance-based compensation exception to Section 162(m) in late 2017.

The foregoing description of the Annual Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 to this filing and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Kohl’s Corporation Annual Incentive Plan Amended and Restated as of March 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2024	KOHL’S CORPORATION

	By:	/s/ Jennifer Kent
Jennifer Kent
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary